EXHIBIT 23.3

Consent of Independent Auditors

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of No Borders, Inc. (formerly American Eagle Manufacturing Co.) of our report dated November 30, 2003, which appears in the Registrant's Form 8-K/A filed on February 10, 2004.




Pollard-Kelley Auditing Services, Inc.
Auditing Services
3250 West Market St, Suite 307
Fairlawn, OH 44333
330-864-2265
January 27, 2005